SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 7, 2003

Commission File Number 0-1859

KNAPE & VOGT MANUFACTURING COMPANY
(Exact name of registrant as specified in its charter)

Michigan (State of Incorporation)	38-0722920 (IRS Employer Identification No.)

2700 Oak Industrial Drive, NE Grand Rapids, Michigan (Address of principal executive offices)	49505 (Zip Code)

(616) 459-3311
(Telephone Number)

Item 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND EXHIBITS

(c)	Exhibits 99.1 Press Release date August 7, 2003

Item 12.   RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On August 7, 2003, Knape & Vogt Manufacturing Company issued a press release announcing results for the fourth quarter and fiscal year ended June 28, 2003. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

The information in this Form 8-K and the attached Exhibit shall not be deemed filed for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Knape & Vogt Manufacturing Company (Registrant)
Date:	August 7, 2003	/s/ William R. Dutmers William R. Dutmers Chairman and Chief Executive Officer
Date:	August 7, 2003	/s/ Leslie J. Cummings Leslie J. Cummings Vice President of Finance and Treasurer

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Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT: Leslie Cummings, Vice President of Finance and Treasurer
Knape & Vogt Manufacturing Company (616) 459-3311, Ext. 225
or
Jeff Lambert, Paula MacKenzie (616) 233-0500
Lambert, Edwards & Associates, Inc. (mail@lambert-edwards.com)

Knape & Vogt Reports Fourth-Quarter and Fiscal Year Results

GRAND RAPIDS, Michigan, August 7, 2003 – Knape & Vogt Manufacturing Co. (Nasdaq: KNAP) today announced the results of its fourth quarter and fiscal year ended June 28, 2003.

The Grand Rapids, Mich.-based manufacturer and distributor of drawer slides, shelving, storage and ergonomic office products posted net sales of $32.1 million for the fourth quarter of fiscal 2003, compared with net sales of $34.5 million during the same period a year ago. KV reported net income of $788,819, or $0.17 per diluted share, for the just-completed quarter, compared with net income of $1.3 million, or $0.29 per diluted share, during the same period in fiscal 2002. During the fourth quarter of 2003, the Company recorded an additional tax benefit of $200,000 related to the amended returns filed in the third quarter of fiscal 2003.

“We have invested in both new products and our sales force. During the fourth quarter, our Home and Commercial division continued to strengthen its relationships in the distribution channel by introducing new products such as the Precision Built™ line of precision drawer slides and heavy duty shelving solutions, along with expanding our vendor managed inventory program,” said Bill Dutmers, chairman and CEO. “In addition, new products, such as the Shelf Made™ Instant shelf line, are creating interest and beginning to generate orders in other channels within this division, such as direct sales to retailers. Our focus is to provide innovative product solutions to all of the markets which we serve.”

“Our Office Products division experienced a very positive response to its new line of height adjustable tables and our Interlock™ anti-tilt system for lateral files, both of which were introduced in June at Neocon, the office furniture industry’s largest trade show,” continued Dutmers. “In fact, we are already shipping both of these new products to our customers.”

For the 2003 fiscal year, KV reported net income of $2.2 million, or $0.49 per diluted share, on net sales of $125.4 million, compared with net income of $3.8 million, or $0.83 per diluted share, on net sales of $131.9 million in fiscal 2002. The decline in sales during fiscal 2003 was partially due to sluggish sales in the Office Products division, combined with the implementation of a consignment program in the Home and Commercial Products division. The investment in the consignment program helped to further integrate the Company’s products directly with its customers ensuring that KV products are available to the customers on demand. During the current fiscal year, BIFMA reported that office furniture sales were down approximately 10 percent, while KV’s Office Products division was down only 9.3 percent.

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Knape & Vogt, page 2 of 2

KV’s gross margin, as a percentage of net sales, was 22.1 percent for fiscal 2003, compared to 23.5 percent in fiscal 2002. In part, the decline in the margins reflected higher steel costs incurred during fiscal 2003 as a result of the steel tariffs. The Company reported that selling and administrative expenses increased to 18.9 percent of sales during fiscal 2003, compared to 17.2 percent in fiscal 2002. During the past year, the Company invested heavily in its sales force, new products and market channels.

“We continue to face unpredictability in certain markets, particularly the office furniture market,” Dutmers said. “We have demonstrated our commitment to positioning KV for growth, through our investment in our sales force as well as product development. We are confident that KV will become recognized as the innovative resource to its customers.”

For fiscal 2003, KV reported that new products accounted for $11.7 million in sales, compared with approximately $8.0 million in the prior year and slightly less than $4.0 million in fiscal 2001. During fiscal 2003, the Company introduced over 20 new product groups, including the Shelf Made Instant Shelf line, the Work@Ease™ line of ergonomic products for the retail market, and the height adjustable table line.

About Knape & Vogt
Knape & Vogt Manufacturing Co. brings more than a century of experience to the design, manufacture and distribution of kitchen and bath storage solutions and office products for original equipment manufacturers, specialty distributors, office furniture dealers, hardware chains and major home centers throughout the country. Additional information on KV’s product lines is available on www.knapeandvogt.com.

Cautionary Statement: This press release contains certain forward-looking statements that involve risks and uncertainties. When used in this release, the words “believe,” “anticipates,” “think,” “intend,” “optimistic,” “forecast,” “expect” and similar expressions identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements concerning future improvements in net sales, margins and profitability. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, economic, competitive, governmental and technological factors affecting the Company’s operations, markets, products, services and prices. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

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Knape & Vogt Manufacturing Company and Subsidiaries
Condensed Consolidated Statements of Income
(Unaudited)

                                                                  Fiscal Year Ended                     Three Months Ended
                                                                  -----------------                     ------------------
                                                                      (Audited)                             (Unaudited)
                                                           June 28, 2003      June 29, 2002      June 28, 2003       June 29, 2002
                                                      -----------------------------------------------------------------------------

Net sales.................................                  $125,398,960       $131,868,842        $32,089,762         $34,483,011

Cost of sales.............................                    97,638,317        100,907,776         24,710,026          25,305,427
                                                      -----------------------------------------------------------------------------

Gross margin..............................                    27,760,643         30,961,066          7,379,736           9,177,584

Selling and administrative expenses.......                    23,669,193         22,663,719          6,173,561           5,836,226

Other.....................................                       271,325            935,000                  -             935,000
                                                      -----------------------------------------------------------------------------

Operating income..........................                     3,820,125          7,362,347          1,206,175           2,406,358

Other expense.............................                     1,202,226          1,450,301            247,356             327,067
                                                      -----------------------------------------------------------------------------

Income before income taxes................                     2,617,899          5,912,046            958,819           2,079,291

Income taxes..............................                       387,000          2,123,000            170,000             785,000
                                                      -----------------------------------------------------------------------------

Net income................................                  $  2,230,899       $  3,789,046        $   788,819         $ 1,294,291
                                                      =============================================================================

Earnings per common share - basic and diluted:
  Weighted average shares outstanding                          4,516,706          4,569,942          4,515,635           4,523,251
                                                      =============================================================================

Net income per share......................                  $        .49       $        .83        $       .17         $       .29
                                                      =============================================================================

Cash dividend - Common stock..............                  $        .66       $        .66        $      .165         $      .165
                                                      =============================================================================

Cash dividend - Class B common stock......                  $        .60       $        .60        $       .15         $       .15
                                                      =============================================================================

Knape & Vogt Manufacturing Company and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

                                                          June 28, 2003            June 29, 2002
                                                       --------------------     --------------------

Assets

Current Assets:
Cash & equivalents................................            $  3,846,611            $  5,430,543
Accounts receivable, net..........................              16,820,601              17,025,929
Inventories.......................................              18,979,056              13,162,145
Other.............................................                 635,244               1,530,967
                                                       --------------------    --------------------

Total current assets..............................              40,281,512              37,149,584

Property, plant and equipment, net................              33,989,108              37,260,430

Other assets......................................              17,593,702              13,481,404
                                                       --------------------    --------------------

                                                              $ 91,864,322            $ 87,891,418
                                                       ====================    ====================

Liabilities and Equity

Current liabilities...............................            $ 19,824,244            $ 19,963,773

Long-term debt and capital leases.................              24,052,605              20,000,000

Deferred income taxes & other
  long-term liabilities...........................              13,225,613              11,714,426

Stockholders' equity..............................              34,761,860              36,213,219
                                                       --------------------    --------------------

                                                              $ 91,864,322            $ 87,891,418
                                                       ====================    ====================

Knape & Vogt Manufacturing Company and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

Fiscal year ended                                             June 28, 2003             June 29, 2002
                                                          ---------------------    ----------------------

From Operating Activities:
         Net income....................................            $  2,230,899              $  3,789,046
         Depreciation and amortization.................               6,642,091                 6,693,293
         Increase in prepaid pension expense...........              (4,276,691)               (2,519,499)
         Loss on disposal of fixed assets..............                 136,746                   305,279
         Changes in operating assets
               & liabilities...........................              (4,765,011)                3,006,485
         Other, net....................................                 543,284                 2,079,689
                                                          ---------------------    ----------------------

Net cash provided by operating activities..............                 511,318                13,354,293

From Investing Activities:
         Additions to property, plant & equipment                    (3,707,536)               (3,935,470)
         Proceeds from sales of property, plant &
               equipment...............................                 243,527                 1,784,925
         Other, net....................................                 (62,282)                 (112,532)
                                                          ---------------------    ----------------------

Net cash used for investing activities.................              (3,526,291)               (2,263,077)

From Financing Activities:
         Cash dividends declared.......................              (2,847,316)               (2,876,113)
         Net change in long-term debt/capital leases...               3,993,920                (3,750,000)
         Repurchase and retirement of common
               stock...................................                 (23,949)               (1,164,656)
                                                          ---------------------    ----------------------

Net cash provided by (used for) financing
      activities.......................................               1,122,655                (7,790,769)

Effect of Exchange Rates on Cash.......................                 308,386                    16,156
                                                          ---------------------    ----------------------

Net increase (decrease) in cash & equivalents..........            $ (1,583,932)             $  3,316,603
                                                          =====================    ======================